                                                                     Exhibit 2.1

                          Open Port Technology, Inc.

                         AGREEMENT AND PLAN OF MERGER

                        (Pursuant to Section 252 of the
                       Delaware General Corporation Law)

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     THIS AGREEMENT AND PLAN OF MERGER (the "Plan of Merger") is made and entered into as of ________ __, 2000 by and between Open Port Technology, Inc., a Delaware corporation (hereinafter referred to as the "Surviving Corporation") and Open Port Technology, Inc., an Illinois corporation (hereinafter referred to as the "Merging Corporation"), the holder of one hundred percent (100%) of the issued and outstanding capital stock of the Surviving Corporation. The Surviving Corporation and the Merging Corporation are sometimes hereinafter referred to collectively as the "Constituent Corporations;"

     WHEREAS, the respective Boards of Directors of the Merging Corporation and the Surviving Corporation deem it advisable and in the best interest of each of their respective Constituent Corporations that the Merging Corporation merge with and into the Surviving Corporation for the sole purpose of effecting a change in the state of incorporation of the Merging Corporation from Illinois to Delaware (the "Reincorporation Merger"), and have approved such Reincorporation Merger and this Plan of Merger, each by unanimous written consent and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the "Delaware Act") and the Illinois Business Corporation Act (the "Illinois Act");

     WHEREAS, approval by the respective Stockholders of each of the Constituent Corporations is required by the Delaware Act and the Illinois Act; and

     WHEREAS, the respective Stockholders and Directors of each of the Constituent Corporations have, by consent, approved their respective Constituent Corporations' performance under the Plan of Merger, and have approved the form and substance of the Plan of Merger and authorized its execution and delivery.

     NOW THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants and agreements contained in this Plan of Merger, and other good and valuable consideration, the receipt, adequacy and sufficiency which are hereby acknowledged, each of the Constituent Corporations agrees to the following terms and provisions in furtherance of effecting the Reincorporation Merger more fully discussed herein.

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                                      -1-

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                                   ARTICLE I

                           THE REINCORPORATION MERGER

     1.01  Reincorporation Merger.   At the Effective Time (as that term is
           -----------------------
defined in Section 1.03 hereof), subject to the terms and conditions of this Plan of Merger, the Merging Corporation shall be merged into the Surviving Corporation, with the Surviving Corporation being the survivor, all in accordance with the applicable provisions of each of the Delaware Act and the Illinois Act.

     1.02  Effects of the Reincorporation Merger.   At the Effective Time, the
           --------------------------------------
Merging Corporation shall be merged into the Surviving Corporation and the separate existence of the Merging Corporation shall thereupon cease and the Surviving Corporation shall possess all the rights, privileges, powers, immunities, purposes and franchises, both public and private of the Merging Corporation. The Reincorporation Merger shall in all respects have the effect provided for in the applicable provisions of each of the Delaware Act and the Illinois Act, including, without limitation, the following:

     (i) All property, real, personal and mixed, and all debts due on whatever account, including subscriptions to shares, and all other choses in action, all and every other interest, of or belonging to or due to the Merging Corporation shall be taken and considered transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in such corporation shall not revert or be in any way impaired by reason of such Reincorporation Merger; and

     (ii) The Surviving Corporation shall be liable for all the obligations and liabilities of the Merging Corporation; and any claim existing or action or proceeding pending by or against the Merging Corporation may be enforced as if such Reincorporation Merger had not taken place and the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon, or security interests in, the property of any of the Constituent Corporations shall be impaired by the Reincorporation Merger.

Prior to, and from and after the Effective Time, the Merging Corporation and the Surviving Corporation hereby agree to take all such action or actions as shall be deemed necessary or appropriate in order to duly effectuate the Reincorporation Merger. In case at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments, conveyances or assurances in law are necessary or desirable to carry out the provisions hereof, the proper officers of the Constituent Corporations are hereby granted the due and proper authority to execute and deliver any and all proper deeds, assignments, and assurances in law and to do all things necessary or proper to carry out the provisions of this Plan of Merger.

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                                      -2-

     1.03  Actions to Be Taken to Effect the Reincorporation Merger.
           ---------------------------------------------------------
Simultaneously with, and contingent upon, the consummation by the Surviving Corporation of a Qualified Public Offering (as defined in the Merging Corporation's Amended and Restated Articles of Incorporation), the parties hereto shall cause to be executed in the manner required by the Delaware Act and the Illinois Act such documents as shall effect the Reincorporation Merger under the laws of Delaware and Illinois, and the parties shall cause to be performed all necessary acts within the State of Delaware and Illinois and elsewhere to effect the Reincorporation Merger. The Board of Directors and the appropriate officers of each of the Constituent Corporations have been duly authorized, empowered and directed to take any and all actions and to make, execute, deliver, file and record any and all instruments, papers and documents that shall be or become necessary, proper or convenient, including but not limited to the respective Certificate of Merger and Articles of Merger in the forms prescribed and called for under each of the Delaware Act and Illinois Act (hereinafter sometimes collectively referred to as the "Merger Certificates"), to carry out or put into effect the Reincorporation Merger or any of the provisions of this Plan of Merger. The Reincorporation Merger shall be effective on that date on which the Certificate of Merger is filed in the State of Delaware and the Articles of Merger is filed in the State of Illinois (the "Effective Time".)

                                   ARTICLE II

                           THE SURVIVING CORPORATION

     2.01  Certificate of Incorporation.   The Amended and Restated Certificate
           -----------------------------
of Incorporation of the Surviving Corporation in effect immediately prior to the Effective Time, shall remain in full force and effect as the Certificate of Incorporation of the Surviving Corporation until amended as provided therein or as otherwise provided by law.

     2.02  By-Laws.   The Amended and Restated By-Laws of the Surviving
           --------
Corporation in effect immediately prior to the Effective Time, shall remain in full force and effect as the By-Laws of the Surviving Corporation until amended as provided therein.

     2.03  Directors.   The members of the Board of Directors of the Surviving
           ----------
Corporation shall be as follows, which Directors are to serve until the next Annual Meeting of the Stockholders in the year indicated below, or until their respective successors shall have been duly elected and qualified and which Directors are to serve on such committees of the Board of Directors as indicated below:

                                                             Committee
                                        Expiration of     Appointment, if
          Name of Director                  Term                any
          ----------------------------------------------------------------
          Royce Holland                     2001               None
          Joseph A. Piscopo                 2001               Audit
          Donald R. Hollis                  2002               Audit
          Peter J. Barris                   2002           Compensation
          Thomas Crotty                     2002           Compensation

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                                      -3-

                                                             Committee
                                        Expiration of     Appointment, if
          Name of Director                  Term                any
          ---------------------------------------------------------------
          Randy S. Storch                   2003               None
          Omprasad S. Nandyal               2003               None
          John E. Major                     2003               Audit

     2.04  Officers.   The officers of the Merging Corporation, as in effect
          ---------
immediately prior to the Effective Time, shall be the corresponding officers in the Surviving Corporation and shall remain the officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified.

     2.05  Corporate Name.   The name of the Surviving Corporation is, and after
           ---------------
the Effective Time, shall continue to be, "Open Port Technology, Inc."

                                  ARTICLE III

                     CONVERSION AND CANCELLATION OF SHARES

     3.01  Effect of Reincorporation Merger on Surviving Corporation Shares.
           -----------------------------------------------------------------
As of the Effective Time, each of the issued and outstanding shares of capital stock of the Surviving Corporation shall be automatically canceled and extinguished by virtue of the Reincorporation Merger without any action by the holder thereof, and no cash or securities or other property shall be payable in respect thereof.

     3.02  Effect of Reincorporation Merger on Merging Corporation's Shares.
           -----------------------------------------------------------------
Each share of Common Stock, $.001 par value per share of the Merging Corporation issued and outstanding at the Effective Time shall be converted into and exchanged for one (1) share of the Common Stock, $.001 par value per share of the Surviving Corporation, and upon issuance each such share issued as a result of the Reincorporation Merger shall be deemed duly authorized, validly issued, fully paid and non-assessable shares of the Surviving Corporation (the "Conversion Shares").

     3.03  Exchange of Certificates for Stockholders of Merging Corporation.
           -----------------------------------------------------------------
At any time after the Effective Time, each Stockholder of the Merging Corporation may present and surrender such holder's outstanding certificate or certificates to the Surviving Corporation, and such stockholder of the Merging Corporation shall be entitled, upon presentation and surrender, to receive from the Surviving Corporation in exchange therefor and without charge, a certificate or certificates representing the Conversion Shares. Such new certificates shall bear appropriate legends referencing any and all restrictions on the transfer of the shares represented thereby, as determined by the Board of Directors of the Surviving Corporation, in addition to any other legends required by applicable law or otherwise.

     Until so presented and surrendered, each such outstanding certificate held by a Stockholder of the Merging Corporation prior to the Effective Time of the Reincorporation

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                                      -4-

Merger, shall be deemed for all purposes, after the Effective Time, to evidence such Stockholder's Exchange Shares.

                                   ARTICLE IV

                                 MISCELLANEOUS

     4.01  Service of Process.   The Surviving Corporation hereby agrees that it
           -------------------
may be served with process in the State of Illinois in any proceeding for the enforcement of any obligation of the Surviving Corporation and hereby irrevocably appoints the Secretary of State of Illinois as its agent to accept service of process in any such proceeding and will file with the Secretary of State of Illinois any documents necessary to effect the foregoing.

     The address to which a copy of such process shall be mailed by the Secretary of State of Illinois is: Open Port Technology, Inc., 676 North St. Clair, Suite 900, Chicago, Illinois 60611, Attn: Chief Executive Officer, until the Surviving Corporation shall thereafter designate in writing to the Secretary of State a different address for such purpose.

     4.02  Dissenting Stockholders.   The Surviving Corporation hereby agrees to
           ------------------------
promptly pay to any Stockholders of the Merging Corporation, the amount, if any, to which such Stockholder shall be entitled under the applicable provisions of the Illinois Act with respect to the rights of dissenting Stockholders.

     4.03  Amendment.   Prior to the filing of the Merger Certificates, this
           ----------
Plan of Merger may be amended, modified or supplemented, as agreed in writing by the Constituent Corporations, any time before or after approval or adoption of this Plan of Merger by the respective Boards of Directors of the Constituent Corporations.

     4.04  Termination.   Notwithstanding anything contained herein to the
           ------------
contrary, this Plan of Merger may be terminated and the proposed Reincorporation Merger may be abandoned by the respective Boards of Directors of the Constituent Corporations at any time prior to the filing of the Merger Certificates.

                         [SIGNATURES ON FOLLOWING PAGE]

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

     IN WITNESS WHEREOF, each of the undersigned, pursuant to the authority and approval duly granted by resolutions approved and adopted by each of the Constituent Corporations' respective Boards of Directors, and the Stockholders entitled to vote therein, as applicable, has caused this Agreement and Plan of Merger to be executed as of ________ __, 2000.


The Merging Corporation:                    The Surviving Corporation:


Open Port Technology, Inc.,                 Open Port Technology, Inc.,
an Illinois corporation                     a Delaware corporation

By:____________________________             By:_________________________________
   Randy S. Storch, Chief                      Randy S. Storch, Chief Executive
   Executive Officer                           Officer


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